Exhibit 10

INVESTOR AGREEMENT

This Investor Agreement (the “Agreement”), dated September 18, 2012, relates to that certain Subscription Agreement dated February 29, 2012 (the “Subscription Agreement”) by and between Capstone Turbine Corporation, a Delaware corporation (the “Company”),  and                            (the “Investor”), pursuant to which, subject to certain conditions,  the Company is entitled to require the Investor to purchase up to 4,750,000 shares (the “Put Option”, with such shares being sold the “Additional Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock”).

WHEREAS, the Company wishes to exercise the Put Option, and the Investor has agreed to waive certain conditions and amend certain provisions included in the Subscription Agreement and the Warrant issued pursuant thereto in consideration for the exercise of the Put Option.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Waiver of Certain Equity Conditions.  Pursuant to Section 3 of the Subscription Agreement, on the date hereof and solely with respect to the First Additional Purchase Right Exercise Period, the Investor hereby waives the Equity Condition set forth in Section 3.2(c)(J) of Annex I to the Subscription Agreement.  Nothing contained herein shall obligate the Investor to grant any additional or future waivers under the Subscription Agreement, including, without limitation, the failure to satisfy the Equity Conditions applicable to the Second Additional Purchase Right Exercise Period.

2.             Amendment to Section 3(a) of the Subscription Agreement.  Notwithstanding any provision of the Subscription Agreement to the contrary, the parties agree that the Additional Share Purchase Price for the First Additional Purchase Price Exercise Period shall be $0.94.

3.             Amendment to Warrant. In consideration for the waiver and the amendment to the Subscription Agreement, the Company hereby agrees to amend the Warrant delivered to the Investor pursuant to the Subscription Agreement (the “Warrant”) by deleting Section 1(b) in its entirety and replacing it with the following:

“(b)         Exercise Price.  For purposes of this Warrant, “Exercise Price” means $1.26, subject to adjustment as provided herein.”

The Company shall deliver a notice confirming the foregoing amendment to the terms of the Warrant to the Investor promptly following the Additional Closing for attachment thereto. The Company hereby acknowledges that the holding period of the Warrant shall commence on the original issuance date of the Warrant. The parties agree that neither party hereto shall take any position contrary to this Section 3.

4.             Exercise of the Put Option for the First Additional Purchase Right. Pursuant to the Subscription Agreement as amended by this Agreement and subject to the terms and conditions hereof, the Company hereby exercises the first Additional Purchase Right.

5.             Representations and Warranties of the Company.  The Company represents, warrants and agrees that:

5.1           The Company has all the requisite authority and power to enter into and consummate the transactions contemplated herein and such transactions shall not contravene any organizational documents, contractual, regulatory, statutory or other obligation or restriction applicable to the Company;

5.2           This Agreement has been duly and validly authorized, executed and delivered by the Company, and shall constitute a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law.  The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Company’s Certificate of Incorporation or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or Bylaws of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the NASDAQ Global Market) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect (as defined below).

5.3           The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person, including, without limitation, any other security holders of the Company, in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall have been obtained or effected on or prior to the Additional Closing. The Shares and the Warrant and the shares of Common Stock issuable upon exercise of the Warrant have been registered under the Company’s Registration Statement on Form S-3 (Registration Number 333-156459) and the Company’s Registration Statement on Form S-3 (Registration Number 333-179781).

5.4           During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”) on a timely basis or the Company received a valid extension of time to so file the applicable SEC Documents and the Company filed such SEC Documents prior to the expiration of the applicable extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not expected be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

5.5           Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, except as disclosed in the SEC Documents filed subsequent to such Form 10-K, there has not been any Material Adverse Effect, and no event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company, any of its subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise) that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, except as disclosed in the SEC Documents filed subsequent to such Form 10-K, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, (ii) sold any assets outside of the ordinary course of business or (iii) made any material capital expenditures (either individually or in the aggregate). Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole in the long term, (ii) the transactions contemplated by this Agreement or (iii) the authority or ability of the Company to perform any of its obligations under this Agreement. Any other provision of this Agreement notwithstanding, none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any adverse change, event, development, or effect (whether short-term or long-term) arising from or relating to (1) general business or economic conditions, including such conditions related to the business of the Company, (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (3) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity or (5) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby, (b) any failure to meet a forecast (whether internal or published) of revenue, earnings, cash flow, or other data for any period or any change in such a forecast, and (c) any existing event, occurrence or circumstance with respect to which the Investor has actual knowledge as of the date hereof, except as such may be publicly announced or otherwise disclosed.

5.6           The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

5.7           It has a sufficient number of authorized and unissued shares of voting common stock to consummate the exercise of the Put Option.

6.             Representations and Warranties of the Investor.  The Investor represents and warrants that:

6.1           it has the authority to enter into the transactions and consummate the transactions contemplated herein and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Investor;

6.2           this Agreement has been duly and validly authorized, executed and delivered by the Investor, and shall constitute a legal, valid, and binding obligation of the Investor, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law;

6.3           it acknowledges that it is not relying, and has not relied, upon any statement, advice (whether legal, tax, financial, accounting or other), representation or warranty made by any entity or person including, without limitation, the Company or any of its affiliates or representatives, Lazard Frères & Co. LLC or Lazard Capital Markets LLC, except for (a) the publicly available filings made by the Company with the SEC under the 1934 Act, and (b) the statements, representations and warranties made by the Company in or pursuant to this Agreement;

6.4           it is the sole legal and beneficial owner of the Warrant, and has good, valid and marketable title to the Warrant, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto.  It has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Warrant or its rights in the Warrant, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Warrant; and

6.5           it is not an affiliate of the Company as such term is defined in Rule 144 promulgated under the Securities Act.

7.             Miscellaneous.

7.1           Except as specifically amended hereby, all other agreements, covenants, representations, warranties and provisions of the Subscription Agreement shall remain in full force and effect and are hereby ratified and confirmed.  Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Subscription Agreement, the Warrant, or any other agreement, or any right, power or remedy of any party thereto.  This Agreement also shall not preclude the future exercise of any right, remedy, power, or privilege available to a party under the Subscription Agreement, the Warrant, or any other agreement, at law or otherwise.  All references to an agreement shall be deemed to mean such agreement as modified hereby.

7.2           This Agreement may be executed in multiple original counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement.  This Agreement and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

7.3           On or before 9:00 a.m., New York City time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K in the form required by the 1934 Act describing the material terms of the transactions contemplated hereby. From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  Without the prior written consent of the Investor, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Investor in any filing, announcement, release or otherwise.

7.4           The Company represents, warrants and covenants that the Company has not entered into, and will not, directly or indirectly, enter into (or provide, grant or enter into any waiver, amendment, termination or the like with respect to), any agreement, understanding, instrument or the like (an “Amendment”) with, or for the benefit of, any other investor under the Subscription Agreement (an “Other Investor”) or any of their respective affiliates with respect to the First Additional Purchase Right Exercise Period, including, without limitation, any Amendment which results in (a) the ability of such Other Investor to purchase less than the full number of Additional Shares specified as the number to be purchased by such Other Investor in the First Additional Purchase Right Exercise Period or (b) any terms and/or conditions which are more favorable to any such Person than the terms and conditions provided to, or for the benefit of, the Investor. Notwithstanding the foregoing prohibition, to the extent the Company enters into an Amendment with any Other Investor or any of their respective affiliates with respect to the First Additional Purchase Right Exercise Period that contains or results in any terms and/or conditions which are more favorable to any such Person than the terms and/or conditions provided to, or for the benefit of, the Investor, then the Investor, at its option, shall be entitled to the benefit of such more favorable terms and/or conditions (as the case may be) and this Agreement shall be automatically amended to reflect such more favorable terms or conditions (as the case may be). To the extent the Company, directly or indirectly, enters into an Amendment with any Other Investor or any of their respective affiliates with respect to the First Additional Purchase Right Exercise Period that contains or results in any terms or conditions which are not identical to the terms and conditions provided to, or for the benefit of, the Investor, then the Company shall immediately notify the Investor of, and contemporaneously with such notification publicly disclose, any such terms to the extent such terms constitute material, non-public information.

7.5           Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Subscription Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[INVESTOR]

By:
Name:
Title:

CAPSTONE TURBINE CORPORATION

By:
Name:
Title: